UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2008

COMMAND CENTER, INC.
(Exact name of registrant as specified in its charter)

Washington	000-53088	91-2079472
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3773 West Fifth Avenue, Post Falls, Idaho	83854
Address of principal executive offices	Zip Code

Registrant’s telephone number, including area code: 208-773-7450

(Former name or former address, if changes since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Director Approval of the Command Center, Inc. 2008 Stock Incentive Plan

On October 24, 2008, the Board of Directors of Command Center, Inc. (the “Company”), adopted, subject to receiving shareholder approval, the 2008 Stock Incentive Plan (the "Incentive Plan"). The Incentive Plan provides for the issuance of stock options for up to 6,400,000 shares (subject to adjustment) of Command Center, Inc. common stock to officers, directors, key employees and consultants of the Company. Options granted to employees under the Incentive Plan, including directors and officers who are employees, may be incentive stock options or non-qualified stock options. Options granted to others under the Incentive Plan are limited to non-qualified stock options.

The Incentive Plan is administered by the Board of Directors or a committee designated by the Board of Directors. The Board of Directors has designated the Compensation Committee of the Board of Directors (the "Committee") as the committee that has the authority to administer the Incentive Plan. Subject to the provisions of the Incentive Plan, the Committee has the authority to determine the officers, employees and consultants to whom options will be granted, the number of shares covered by each option, vesting rights and the terms and conditions of each option that is granted to them. However, the aggregate fair market value (determined at the time the option is granted) of the shares with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year cannot exceed $100,000. Options granted pursuant to the Incentive Plan are exercisable no later than ten years after the date of grant.

The exercise price per share of common stock for options granted under the Incentive Plan will be the fair market value of the Company's common stock on the date of grant, except for incentive stock options granted to a holder of ten percent or more of the Company’s common stock, for whom the exercise price per share will not be less than 110% of the fair market value. No option can be granted under the Incentive Plan after the seventh anniversary of approval of the Incentive Plan by the Company’s shareholders.

A copy of the Command Center, Inc. 2008 Stock Incentive Plan approved by the Board of Directors on October 24, 2008 is filed with this report as an exhibit. The Incentive Plan will be submitted to a vote of the shareholders at the next annual shareholder meeting early in 2009.

Director Approval of the Command Center, Inc. 2008 Employee Stock Purchase Plan

On October 24, 2008, the Board of Directors of the Company approved the Command Center, Inc. 2008 Employee Stock Purchase Plan (the “Purchase Plan”), subject to shareholder approval. The Purchase Plan will now be submitted to the shareholders for approval at the next annual shareholders meeting to be held in early 2009.

The purpose of the Purchase Plan is to provide eligible employees who wish to become shareholders of the Company with a convenient method of doing so.

The Purchase Plan consists of twelve separate consecutive six-month offerings of rights to purchase shares that will be made to all eligible employees, unless the Purchase Plan is otherwise terminated. The offering periods will commence on January 1 and July 1 of each year and end on the last business day of the following December and June, respectively. Shares are purchased on the last day of each offering period. Any person who is customarily employed at least 32 hours per week and five months per calendar year by the Company on the first day of an offering period is eligible to participate in that offering.

Unless otherwise provided by the Board prior to the commencement of an offering, the purchase price for that offering period shall be equal to eighty-five percent (85%) of the lesser of (a) the fair market value of a share of common stock on the first day of the offering, or (b) the fair market value of a share of common stock on the last day of the offering period, when the shares are purchased. The Board may suspend or terminate the Purchase Plan at any time. The Purchase Plan will terminate on the earlier to occur of December 31, 2014, when all the shares reserved for issuance under the Purchase Plan have been issued, when the Board acts to terminate the Purchase Plan, or upon the date of a merger or consolidation in which the Company is not the surviving corporation.

The Purchase Plan is filed as an exhibit to this Form 8-K.

Item 8.01. Other Events

On October 24, 2008, the Board of Directors (“the Board”) of the Company authorized the repurchase of the Company’s outstanding common stock pursuant to a stock repurchase program (the “Repurchase Program”). The Board authorized the Company to purchase the common stock from time-to-time through October 23, 2011 of up to an aggregate purchase price not more than $3,000,000. Under the terms of the Repurchase Program, the Company may repurchase shares through open market purchases, the amount and timing of which to be determined by the Chief Executive Officer and Chief Financial Officer. The stock repurchase activities will be conducted in compliance with the safe harbor provisions of Rule 10b-18 of the Exchange Act and all repurchased shares will become treasury shares. The Repurchase Program does not obligate the Company to repurchase any dollar amount or number of shares of its common stock, and the program may be extended, modified, suspended or discontinued at any time by the Board.

The press release announcing the Repurchase Program is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On October 28, 2008, the Company announced the adoption of the Command Center, Inc. Stock Repurchase Program. A copy of the press release is attached to this report as Exhibit 99.1 and is incorporated by reference herein.

This information is being disclosed pursuant to Regulation FD. Accordingly, the information in this Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1934, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits

Exhibit 10.1	Command Center, Inc. 2008 Stock Incentive Plan
Exhibit 10.2	Command Center, Inc. 2008 Employee Stock Purchase Plan
Exhibit 99.1	Press Release, dated October 28, 2008 announcing the Stock Repurchase Program

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Command Center, Inc.	October 30, 2008

/s/ Brad E. Herr
Brad E. Herr, CFO and Secretary